UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 22, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070
1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35203 (205) 257-1000	63-0004250
1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110
001-31737	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810
001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Boulevard Gulfport, Mississippi 39501 (228) 864-1211	64-0205820
1-14174	Southern Company Gas (A Georgia Corporation) Ten Peachtree Place N.E. Atlanta, Georgia 30309 (404) 584-4000	58-2210952
001-37803	Southern Power Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-2598670

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by seven registrants: The Southern Company, Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Southern Company Gas and Southern Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibits attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On February 22, 2017, The Southern Company (“Southern Company”) issued a press release regarding its earnings for the three-month and twelve-month periods ended December 31, 2016. A copy of this release is being furnished as Exhibit 99.01 to this Current Report on Form 8-K. In addition, certain additional information regarding the financial results for the three-month and twelve-month periods ended December 31, 2016 is being furnished as Exhibits 99.02 through 99.07 to this Current Report on Form 8-K.

Use of Non-GAAP Financial Measures

Exhibits 99.01, 99.02, 99.03 and 99.04 to this Current Report on Form 8-K, in addition to including earnings and earnings per share in accordance with generally accepted accounting principles (“GAAP”) for the three-month and twelve-month periods ended December 31, 2016 and 2015, also include earnings and earnings per share (1) for the three-month and twelve-month periods ended December 31, 2016 and 2015 excluding charges for estimated probable losses relating to Mississippi Power Company’s construction of the integrated coal gasification combined cycle facility in Kemper County, Mississippi (the “Kemper IGCC”), (2) for the three-month and twelve-month periods ended December 31, 2016 and 2015 excluding costs related to the acquisition and integration of Southern Company Gas (formerly known as AGL Resources Inc.) and for the three-month and twelve-month periods ended December 31, 2016 excluding costs related to the acquisitions of PowerSecure International, Inc. and the 50% interest in Southern Natural Gas Company, L.L.C. (“SNG”), (3) for the twelve-month period ended December 31, 2015 excluding additional costs related to the discontinued operations of Mirant Corporation and the March 2009 settlement agreement with MC Asset Recovery, LLC (“MCAR”), (4) for the three-month and twelve-month periods ended December 31, 2016 excluding earnings related to the equity return related to the Kemper IGCC schedule extension beyond August 31, 2016, (5) for the three-month and twelve-month periods ended December 31, 2016 excluding earnings, net of acquisition and integration costs, related to Southern Company Gas, (6) for the three-month and twelve-month periods ended December 31, 2016 excluding the debt financing costs related to the acquisition of Southern Company Gas, and (7) for the three-month and twelve-month periods ended December 31, 2016 excluding common stock issued to finance a portion of the acquisition of the 50% interest in SNG.  The attached exhibits include additional information regarding these excluded items, as well as reconciliations of each non-GAAP financial measure to the most comparable financial measure under GAAP. Southern Company believes the presentation of earnings and earnings per share, excluding these items, is useful to investors because it provides investors with additional information to evaluate the performance of Southern Company’s ongoing business activities.  Southern Company management also uses earnings and earnings per share, excluding the effect of these items, to evaluate the performance of Southern Company’s ongoing business activities.  The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.

Exhibits

The exhibits hereto contain business segment information for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Southern Company Gas and Southern Power Company. Accordingly, this report is also being furnished on behalf of each such registrant.

The following exhibits relate to the three-month and twelve-month periods ended December 31, 2016:

Exhibit 99.01	Press Release.
Exhibit 99.02	Financial Highlights.
Exhibit 99.03	Significant Factors Impacting EPS.
Exhibit 99.04	EPS Earnings Analysis.
Exhibit 99.05	Consolidated Earnings.
Exhibit 99.06	Kilowatt-Hour Sales and Customers.
Exhibit 99.07	Financial Overview.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2017	THE SOUTHERN COMPANY
	By	/s/Ann P. Daiss
Ann P. Daiss Comptroller

ALABAMA POWER COMPANY GEORGIA POWER COMPANY GULF POWER COMPANY MISSISSIPPI POWER COMPANY SOUTHERN COMPANY GAS SOUTHERN POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary